CONFORMED COPY










                         $150,000,000


                       CREDIT AGREEMENT


                         dated as of


                        April 1, 1997


                            among


                         Blount, Inc.


                  Blount International, Inc.


                   The Banks Listed Herein


                                and


          Morgan Guaranty Trust Company of New York,
                           as Agent

                          ARTICLE I

                         DEFINITIONS

     SECTION 1.01.  Definitions. . . . . . . . . . . . . .  1
     SECTION 1.02.  Accounting Terms and
                      Determinations . . . . . . . . . . . 13

                          ARTICLE II

                         THE CREDITS

     SECTION 2.01.  Commitments to Lend. . . . . . . . . . 14
     SECTION 2.02.  Method of Borrowing. . . . . . . . . . 14
     SECTION 2.03.  Notes. . . . . . . . . . . . . . . . . 16
     SECTION 2.04.  Maturity of Loans. . . . . . . . . . . 16
     SECTION 2.05.  Interest Rates . . . . . . . . . . . . 16
     SECTION 2.06.  Facility Fees. . . . . . . . . . . . . 20
     SECTION 2.07.  Optional Termination or Reduction
                      of Commitments . . . . . . . . . . . 20
     SECTION 2.08.  Scheduled Termination of
                      Commitments. . . . . . . . . . . . . 20
     SECTION 2.09.  Optional Prepayments . . . . . . . . . 20
     SECTION 2.10.  General Provisions as to Payments. . . 21
     SECTION 2.11.  Funding Losses . . . . . . . . . . . . 22
     SECTION 2.12.  Computation of Interest and Fees . . . 22
     SECTION 2.13.  Regulation D Compensation. . . . . . . 22
     SECTION 2.14.  Method of Electing Interest Rates. . . 23
     SECTION 2.15.  Maximum Interest Rate. . . . . . . . . 25

                         ARTICLE III

                          CONDITIONS

     SECTION 3.01.  Effectiveness. . . . . . . . . . . . . 25
     SECTION 3.02.  Borrowings . . . . . . . . . . . . . . 27


                          ARTICLE IV

                REPRESENTATIONS AND WARRANTIES
     SECTION 4.01.  Corporate Existence and Power. . . . . 27
     SECTION 4.02.  Corporate and Governmental
                      Authorization; No Contravention. . . 28
     SECTION 4.03.  Binding Effect . . . . . . . . . . . . 28
     SECTION 4.04.  Financial Information. . . . . . . . . 28
     SECTION 4.05.  Litigation . . . . . . . . . . . . . . 29
     SECTION 4.06.  Compliance with ERISA. . . . . . . . . 29
     SECTION 4.07.  Environmental Matters. . . . . . . . . 29
     SECTION 4.08.  Taxes. . . . . . . . . . . . . . . . . 30
     SECTION 4.09.  Subsidiaries . . . . . . . . . . . . . 30
     SECTION 4.10.  Not an Investment Company. . . . . . . 30
     SECTION 4.11.  Full Disclosure. . . . . . . . . . . . 30


                          ARTICLE V

                          COVENANTS
     SECTION 5.01.  Information. . . . . . . . . . . . . . 31
     SECTION 5.02.  Payment of Obligations . . . . . . . . 33
     SECTION 5.03.  Maintenance of Property; Insurance . . 34
     SECTION 5.04.  Conduct of Business and
                      Maintenance of Existence . . . . . . 34
     SECTION 5.05.  Compliance with Laws . . . . . . . . . 35
     SECTION 5.06.  Inspection of Property, Books and
                      Records. . . . . . . . . . . . . . . 35
     SECTION 5.07.  Leverage Ratio . . . . . . . . . . . . 35
                    SECTION 5.08.  Negative Pledge . . . . 36
     SECTION 5.09.  Limitation on Subsidiary Debt. . . . . 37
     SECTION 5.10.  Fixed Charge Coverage Ratio. . . . . . 37
     SECTION 5.11.  Consolidations, Mergers and Sales
                      of Assets. . . . . . . . . . . . . . 37
     SECTION 5.12.  Use of Proceeds. . . . . . . . . . . . 38
     SECTION 5.13.  Transactions with Affiliates . . . . . 38


                          ARTICLE VI

                           DEFAULTS
     SECTION 6.01.  Events of Default. . . . . . . . . . . 38
     SECTION 6.02.  Notice of Default. . . . . . . . . . . 41

                         ARTICLE VII

                          THE AGENT

     SECTION 7.01.  Appointment and Authorization. . . . . 41
     SECTION 7.02.  Agent and Affiliates . . . . . . . . . 41
     SECTION 7.03.  Action by Agent. . . . . . . . . . . . 42
     SECTION 7.04.  Consultation with Experts. . . . . . . 42
     SECTION 7.05.  Liability of Agent . . . . . . . . . . 42
     SECTION 7.06.  Indemnification. . . . . . . . . . . . 42
     SECTION 7.07.  Credit Decision. . . . . . . . . . . . 43
     SECTION 7.08.  Successor Agent. . . . . . . . . . . . 43
     SECTION 7.09.  Agent's Fee. . . . . . . . . . . . . . 43

                         ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES

     SECTION 8.01.  Basis for Determining Interest
                      Rate Inadequate or Unfair. . . . . . 44
     SECTION 8.02.  Illegality . . . . . . . . . . . . . . 44
     SECTION 8.03.  Increased Cost and Reduced Return. . . 45
     SECTION 8.04.  Taxes. . . . . . . . . . . . . . . . . 46
     SECTION 8.05.  Base Rate Loans Substituted for
                      Affected Fixed Rate Loans. . . . . . 48
     SECTION 8.06.  Substitution of Bank.. . . . . . . . . 49


                          ARTICLE IX

                           GUARANTY
     SECTION 9.01.  The Guaranty . . . . . . . . . . . . . 49
     SECTION 9.02.  Guaranty Unconditional . . . . . . . . 49
     SECTION 9.03.  Discharge Only Upon Payment In
                      Full; Reinstatement In Certain
                      Circumstances. . . . . . . . . . . . 50
     SECTION 9.04.  Waiver by the Guarantor. . . . . . . . 51
     SECTION 9.05.  Subrogation. . . . . . . . . . . . . . 51
     SECTION 9.06.  Stay of Acceleration . . . . . . . . . 51

                          ARTICLE X

                        MISCELLANEOUS
     SECTION 10.01.  Notices . . . . . . . . . . . . . . . 51
     SECTION 10.02.  No Waivers. . . . . . . . . . . . . . 52
     SECTION 10.03.  Expenses; Indemnification . . . . . . 52
     SECTION 10.04.  Sharing of Set-Offs . . . . . . . . . 52
     SECTION 10.05.  Amendments and Waivers. . . . . . . . 53
     SECTION 10.06.  Successors and Assigns. . . . . . . . 53
     SECTION 10.07.  Collateral. . . . . . . . . . . . . . 55
     SECTION 10.08.  Governing Law; Submission to
                      Jurisdiction . . . . . . . . . . . . 55
     SECTION 10.09.  Counterparts; Integration . . . . . . 56




       PRICING SCHEDULE A
       PRICING SCHEDULE B

       EXHIBIT A -    NOTE
       EXHIBIT B -    OPINION OF COUNSEL FOR THE
                      BORROWER AND THE GUARANTOR
       EXHIBIT C -    OPINION OF DAVIS POLK & WARDWELL
                      SPECIAL COUNSEL FOR THE AGENT
       EXHIBIT D -    ASSIGNMENT AND ASSUMPTION AGREEMENT

                       CREDIT AGREEMENT




            AGREEMENT dated as of April 1, 1997 among BLOUNT,
  INC., BLOUNT INTERNATIONAL, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF
  NEW YORK, as Agent.

            The parties hereto agree as follows:


                          ARTICLE I

                         DEFINITIONS


            SECTION 1.01.  Definitions.  The following terms,
  as used herein, have the following meanings:

            "Adjusted CD Rate" has the meaning set forth in
  Section 2.05(b).

            "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means Morgan Guaranty Trust Company of New
  York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

            "Allowed Sales of Receivables" means sales of accounts receivable or interests therein permitted under
  Section 5.08(g).

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

            "Assessment Rate" has the meaning set forth in
  Section 2.05(b).

            "Assignee" has the meaning set forth in Section
  10.06(c).

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
  Section 10.06(c), and their respective successors.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
  (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.05(a) or Article VIII.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Blount Family" means Winton M. Blount, his direct descendants and his spouse, taken as a single Person.

            "Borrower" means Blount, Inc., a Delaware corporation, and its successors.

            "Borrower's Form 10-K" means the Borrower's transition report on Form 10-K for the ten months ended
  December 31, 1996, as filed with the Securities and Exchange
  Commission pursuant to the Securities Exchange Act of 1934.

            "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

            "CD Base Rate" has the meaning set forth in
  Section 2.05(b).

            "CD Loan" means a Loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

            "CD Rate" means a rate of interest determined pursuant to Section 2.05(b) on the basis of an Adjusted CD
  Rate.

            "CD Reference Banks" means Bank of America
  National Trust and Savings Association, NationsBank, N.A.
  (South) and Morgan Guaranty Trust Company of New York.

            "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.07 or 10.06(c) or increased from time to time pursuant to Section 10.06(c); and "Commitments" means, as of any date, the aggregate of all such amounts on such date.

            "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment of the Guarantor and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Guarantor and its Consolidated Subsidiaries for such period.

            "Consolidated Debt" means at any date the Debt of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of Consolidated Interest Expense, income tax expense, depreciation, amortization and other non-cash gains or losses including such gains or losses from discontinued operations.

            "Consolidated Interest Expense" means, for any period, the interest expense of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

            "Consolidated Net Income" means, for any period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries during such period, before extraordinary gains (or losses) and the cumulative effect of accounting changes during such period.

            "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Guarantor and its Consolidated Subsidiaries determined as of such date.

            "Consolidated Operating Cash Flow" means, for a period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, depreciation, amortization and other non-cash gains or losses including such gains or losses from discontinued operations plus (iii) to the extent reflected in Consolidated Net Income for such period, any increase (or minus any decrease) during such period in deferred income taxes of the Guarantor and its Consolidated Subsidiaries, taken as a whole.

            "Consolidated Rental Expense" means, for any period, the aggregate rental expense (net of sub-lease income) of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

            "Consolidated Subsidiary" means at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, Consolidated Subsidiary means a Consolidated Subsidiary of the Guarantor (which may be the Borrower or a Subsidiary of the Borrower).

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with generally accepted accounting principles,
  (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person and (vii) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument; provided that Debt shall not be deemed to include (A) letters of credit or letters of guaranty or keepwells on comfort letters with respect to bids, payment or performance in connection with contracts for construction or related work entered into in the ordinary course of business of such Person, (B) contingent liabilities up to a maximum of $20,000,000 relating to the specialty steel operations previously owned by the Borrower or (C) letters of credit and notes payable in an aggregate amount (without duplication) at any time not to exceed $30,000,000 with respect to insurance so long as all related liabilities required by generally accepted accounting principles to have been accrued by the Guarantor or a Consolidated Subsidiary have at the time been accrued as liabilities. Except as provided in Section 5.09, Debt shall be deemed to include an amount in respect of accounts receivable or interests therein sold by such Person equal to the greater of (1) the amount of any recourse obligation on account of uncollectibility of such accounts receivable or interests and (2) an amount equal to the unrecovered purchase price paid by the purchaser of such accounts receivable or interests.

            "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Derivatives Obligations" of any Person means all payment obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or, with respect to any Borrowing pursuant to
  Section 2.02(a)(z), Chicago, Illinois are authorized by law to close.

            "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Domestic Loans"  means CD Loans or Base Rate
  Loans or both.

            "Domestic Reserve Percentage" has the meaning set forth in Section 2.05(b).

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income
  Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Guarantor, the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

            "Euro-Dollar Business Day" means any Domestic
  Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

            "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable
  Notice of Borrowing or Notice of Interest Rate Election.

            "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.05(c) on the basis of a London Interbank Offered Rate.

            "Euro-Dollar Reference Banks" means the principal
  London offices of Bank of America National Trust and Savings
  Association, NationsBank, N.A. (South) and Morgan Guaranty
  Trust Company of New York.

            "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.13.

            "Event of Default" has the meaning set forth in
  Section 6.01.

            "Existing Credit Agreement" means the Credit
  Agreement dated as of December 22, 1994 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

            "Fixed Charge Coverage Ratio" means, at any date, the ratio of (i) the sum of (A) Consolidated EBITDA plus (B) Consolidated Rental Expense minus (C) Consolidated Capital Expenditures for the period of four consecutive fiscal quarters then ended to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

            "Fixed Rate Borrowing" means a CD Borrowing or a
  Euro-Dollar Borrowing.

            "Fixed Rate Loans" means CD Loans or Euro-Dollar
  Loans or both.

            "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article VIII, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. For purposes of any provision of this Agreement which requires quantification of an amount of Debt of the Guarantor and/or one or more of its Subsidiaries, Debt which is Guaranteed by the Guarantor or any Subsidiary together with all Guarantees of such Debt by the Guarantor and its Subsidiaries shall be counted as a single obligation.

            "Guarantor" means Blount International, Inc., a
  Delaware corporation and its successors.

            "Guarantor's Form 10-K" means the Guarantor's transition report on Form 10-K for the ten months ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

            "Hazardous Substances" means any toxic,
  radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

            "Indemnitee" has the meaning set forth in Section
  10.03(b).

            "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; provided that:

            (a) an Interest Period of twelve months may be elected by the Borrower without the agreement of the Banks if such election is made in respect of the Borrower's first Borrowing under this Agreement and if such first Borrowing occurs not later than May 31, 1997;

            (b) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (c) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of such calendar month; and

            (d) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
         Date.

  (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
         Day; and

            (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
         Date.

            "Internal Revenue Code" means the Internal Revenue
  Code of 1986, as amended, or any successor statute.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Guarantor, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

            "Material Commitment" means an outstanding commitment by a financial institution or a syndicate of financial institutions to provide financial accommodations to the Guarantor and/or the Borrower and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, in an amount exceeding in the aggregate $5,000,000.

            "Material Financial Obligations" means a principal or face amount of Debt and/or (in the case of Section 6.01(e)) payment obligations in respect of, or (in the case of Section 6.01(f)) marked-to-market value of, Derivatives Obligations of the Guarantor and/or the Borrower and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

            "Material Subsidiary" means any Subsidiary which is a "significant subsidiary" as defined under Regulation S-
  X of the Securities Act of 1933, as amended, as in effect on the date hereof.

            "Moody's" means Moody's Investor Service, Inc.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period but only with respect to the period during which such Person was a member of the ERISA Group.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Interest Rate Election" has the meaning set forth in Section 2.14.

            "Notice of Borrowing" has the meaning set forth in
  Section 2.02.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section
  10.06(b).

            "PBGC" means the Pension Benefit Guaranty
  Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) where Section 4069(a) of ERISA would be applicable, has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pricing Schedule" means (i) Pricing Schedule A attached hereto, unless and until the Borrower shall have elected, by not less than five Domestic Business Days' notice to the Banks, that Pricing Schedule B attached hereto be the Pricing Schedule and (ii) on and after the effective date of such notice, Pricing Schedule B attached hereto. Such election, if made, shall be irrevocable; provided that if, subsequent to such election, the Borrower's senior unsecured long-term debt is rated by neither Moody's nor S&P, the Borrower may revoke such election; and provided further that if, subject subsequent to such revocation of such election, the Borrower's senior unsecured long-term debt is again rated by Moody's and/or S&P, the Borrower may again make the irrevocable election specified in clause (ii) above.

            "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
  New York City from time to time as its Prime Rate.

            "Quarterly Payment Dates" means each April 10,
  July 10, October 10 and January 10 (or if any such day is not a Domestic Business Day, the next succeeding Domestic
  Business Day).

            "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

            "Refunding Borrowing" means a Borrowing that, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

            "Regulation U" means Regulation U of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

            "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

            "S&P" means Standard & Poor's Ratings Services.

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Guarantor (which may be the Borrower or a Subsidiary of the Borrower).

            "Termination Date" means April 1, 2002 (or if such date is not a Euro-Dollar Business Day, the next preceding
  Euro-Dollar Business Day).

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Guarantor.

            SECTION 1.02.  Accounting Terms and
  Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate a material variation in the operation of such covenant by virtue of a change in generally accepted accounting principles (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Guarantor, the Borrower and the Required Banks.



                          ARTICLE II

                         THE CREDITS

            SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion
  to their respective Commitments.   Within the foregoing
  limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

            SECTION 2.02.  Method of Borrowing.  (a) The
  Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (New York City time) at least two Domestic Business Days before each CD Borrowing, (y) at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing and (z) on the day of each Base Rate Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic
         Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

           (ii)  the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD
         Rate or a Euro-Dollar Rate, and

           (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and, except as provided in Section 8.01, such Notice of Borrowing shall not thereafter be revocable by the Borrower. Notwithstanding the foregoing, no more than eight Fixed Rate Borrowings shall be outstanding at any one time, and any Borrowing that would exceed such limitation shall be made as a Base Rate Borrowing.

            (c) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless the Agent determines that any applicable condition specified in
  Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section
  2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
  2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (d) shall relieve any Bank of responsibility for any default in performance of its obligations hereunder, which may include responsibility to reimburse the Borrower for incremental interest costs incurred by it as a consequence of such default.

            SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it
  evidences solely Loans of the relevant type.   Each
  reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c)  Upon receipt of each Bank's Note pursuant to
  Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.04.  Maturity of Loans.  Each Loan shall
  mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

            SECTION 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base
  Rate for such day.   Such interest shall be payable at
  maturity, quarterly in arrears on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

            (b)  Each CD Loan shall bear interest on the
  outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate for such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of
  90 days after the first day thereof.   Any overdue principal
  of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

            "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            The "Adjusted CD Rate" applicable to any Interest
  Period means a rate per annum determined pursuant to the following formula:


                    [ CDBR       ]*
           ACDR   = [ ---------- ]  + AR
                    [ 1.00 - DRP ]

           ACDR   =  Adjusted CD Rate
           CDBR   =  CD Base Rate
            DRP   =  Domestic Reserve Percentage
             AR   =  Assessment Rate

       __________
       * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

            The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

            "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

            "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

            "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

            (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (f) Each Reference Bank which is a Bank agrees and each Bank whose affiliate is a Reference Bank agrees to cause such affiliate to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
  Section 8.01 shall apply.

            SECTION 2.06. Facility Fees. (a) The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

            (b) Accrued fees under subsection (a) shall be payable quarterly in arrears on each Quarterly Payment Date during the Revolving Credit Period and on the Termination
  Date.

            SECTION 2.07. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are terminated in their entirety, all accrued facility fees shall be payable on the effective date of such termination.

            SECTION 2.08.  Scheduled Termination of
  Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.09. Optional Prepayments. (a) Subject in the case of Fixed Rate Loans to Section 2.11, the Borrower may, upon at least one Domestic Business Day's notice to the Agent prepay any Group of Domestic Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

             (b)  Upon receipt of a notice of prepayment
  pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.10.  General Provisions as to Payments.
  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
  10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for
  the account of the Banks.   Whenever any payment of
  principal of, or interest on, the Domestic Loans or of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next
  succeeding Domestic Business Day.   Whenever any payment of
  principal of, or interest on, the Euro-Dollar Loans shall be due on a day that is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding
  Euro-Dollar Business Day.   If the date for any payment of
  principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.11.  Funding Losses.   If the Borrower
  makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(d) or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with
  Section 2.02, 2.09 or 2.15, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            SECTION 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.13. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

            SECTION 2.14.  Method of Electing Interest Rates.
  (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article VIII), as follows:

            (i) if such Loans are Base Rate Loans, the
         Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

            (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to
         Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

            (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

  Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and
  (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless, in either case, such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

             (b) Each Notice of Interest Rate Election shall specify:

            (i) the Group of Loans (or portion thereof) to which such notice applies;

           (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

           (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

  Each Interest Period specified in a Notice of Interest Rate
  Election shall comply with the provisions of the definition of Interest Period.

             (c)  Promptly after receiving a Notice of
  Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

             (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

            SECTION 2.15.  Maximum Interest Rate.  (a)
  Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

            (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.05, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

            (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.05, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

                         ARTICLE III

                          CONDITIONS


            SECTION 3.01.  Effectiveness.  This Agreement
  shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

            (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section
         2.03;

            (c) receipt by the Agent of an opinion of the Senior Vice President and General Counsel of the Borrower, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

            (e) receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement; and

            (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Guarantor and the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

  provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 30, 1997. The Agent shall promptly notify the Guarantor, the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding upon all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree to waive notice of the termination of the commitments under such agreement, and that the commitments thereunder shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay on the Effective Date accrued facility fees under the Existing Credit Agreement to but excluding the Effective Date.

            SECTION 3.02.  Borrowings.   The obligation of any
  Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

            (b)  the fact that, immediately after such
         Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

            (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

            (d)  the fact that the representations and
         warranties of the Guarantor and the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.



                          ARTICLE IV

                REPRESENTATIONS AND WARRANTIES


            The Guarantor and the Borrower jointly and severally represent and warrant that:

            SECTION 4.01.  Corporate Existence and Power.
  Each of the Guarantor and the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02.  Corporate and Governmental
  Authorization; No Contravention. The execution, delivery and performance by each of the Guarantor and the Borrower of this Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor, the Borrower or any Material Subsidiary or result in the creation or imposition of any Lien on any asset of the Guarantor, the Borrower or any Material Subsidiary.

            SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Guarantor and the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

            SECTION 4.04.  Financial Information.

            (a)  The consolidated balance sheet of the
  Guarantor and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal period then ended, reported on by Coopers & Lybrand L.L.P. and set forth in the Guarantor's Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period.

            (b)  The consolidated balance sheet of the
  Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, cash flows and changes in stockholder's equity for the fiscal period then ended, reported on by Coopers & Lybrand L.L.P. and set forth in the Borrower's Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period.

            (c) Since December 31, 1996 there has been no material adverse change in the business, financial position, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole, or in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.05. Litigation. Except as disclosed in the footnotes to the financial statements delivered to each of the Banks as described in Section 4.04 or as subsequently delivered pursuant to Section 5.01, there is no action, suit or proceeding pending against, or to the knowledge of the Guarantor or the Borrower threatened against or affecting, the Guarantor, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision that could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole, or the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

            SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 4.07.  Environmental Matters.   In the
  ordinary course of their business, the Guarantor and its Subsidiaries conduct an ongoing review of the effect of Environmental Laws on their business, operations and properties in the course of which they identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each of the Guarantor and the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on its creditworthiness.

            SECTION 4.08.  Taxes.  United States Federal
  consolidated income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended February 28, 1990. The Guarantor, the Borrower and their Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor, the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Guarantor, the Borrower and their Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor and the Borrower, adequate.

            SECTION 4.09.  Subsidiaries.  Each of the
  corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.10.  Not an Investment Company.  Neither
  the Borrower nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.11. Full Disclosure. All information heretofore furnished by the Guarantor or the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantor or the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Guarantor and the Borrower have disclosed to the Banks in writing any and all facts that materially and adversely affect or may affect (to the extent the Guarantor or the Borrower can now reasonably foresee), the business, operations or financial condition of the Guarantor and its Consolidated Subsidiaries, taken as a whole, the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Guarantor or the Borrower to perform its obligations under this Agreement.


                          ARTICLE V

                          COVENANTS

            The Guarantor and the Borrower jointly and severally agree that, as long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

            SECTION 5.01.  Information.   The Guarantor will
  deliver to each of the Banks:

            (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Coopers & Lybrand L.L.P. or other independent public accountants of nationally recognized standing; provided that for the fiscal period ended December 31, 1996, such financial statements shall include only the period from March 1, 1996 to December 31 1996;

            (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statement of income for such quarter and the related consolidated statements of income and cash flows for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in comparative form in the case of such statements of income and cash flows the figures for the corresponding quarter and the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and, subject to Section 1.02, consistency by the chief financial officer of the Guarantor;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and
         (b) above, a certificate of the chief financial officer of the Guarantor (i) setting forth in reasonable detail the calculations required to establish (x) whether the Guarantor was in compliance with the requirements of Sections 5.07 to 5.11, inclusive, on the date of such financial statements and (y) for so long as Pricing Schedule A is the Pricing Schedule, the Applicable Cash Flow Ratio (as such term is defined in Pricing Schedule
         A) derived from such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

            (e) within five days after any officer of the Guarantor or the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor or any Subsidiary shall have filed with the Securities and Exchange Commission;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
         (v) gives notice of intent to terminate any Plan under
         Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth details as to such occurrence and action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take; and

            (i)  from time to time such additional
         information regarding the financial position or business of the Guarantor and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

            SECTION 5.02.  Payment of Obligations.   The
  Guarantor and the Borrower will pay and discharge, and will cause each Material Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            SECTION 5.03.  Maintenance of Property; Insurance.
  (a) The Guarantor and the Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) The Guarantor and the Borrower will maintain and will cause each of its Subsidiaries to maintain (either in the name of the Guarantor or the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so
  carried.   The Guarantor and the Borrower will deliver to
  the Banks (i) on or before the date of the first Borrowing hereunder, a certificate dated such date showing the amount of coverage as of such date, (ii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Guarantor or the Borrower, provided that such notice shall not be required if the Guarantor or the Borrower shall have obtained replacement coverage with financially sound and responsible insurance companies and there is no gap in coverage.

            SECTION 5.04.  Conduct of Business and Maintenance
  of Existence.   The Guarantor and the Borrower will
  continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by the Guarantor, the Borrower and the Material Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Material Subsidiary into the Borrower or the merger or consolidation of a Material Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Material Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Material Subsidiary or the disposition, sale or other transfer of the assets or capital stock of any Material Subsidiary if the Borrower in good faith determines that such transaction is in the best interest of the Borrower and is not materially disadvantageous to the Banks or (iii) the merger of the Guarantor and the Borrower, provided that the survivor of such merger, if not the Borrower, shall assume the Borrower's obligations under this Agreement and the Notes pursuant to an instrument in form satisfactory to the Agent.

            SECTION 5.05.  Compliance with Laws.   The
  Guarantor and the Borrower will comply, and cause each Material Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

            SECTION 5.06. Inspection of Property, Books and Records. The Guarantor and the Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which entries which are full, true and correct in all material respects shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

            SECTION 5.07.  Leverage Ratio.  At no time during
  any period set forth below will the ratio of (i)
  Consolidated Debt to (ii) the sum of Consolidated Debt plus
  Consolidated Net Worth exceed the ratio set forth below opposite such period:

            Period                        Ratio

       Effective Date - 12/30/98          .50:1

       12/31/98 - 12/30/99                .475:1

       12/31/99 - Termination Date        .45:1

  For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Guarantor or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt".

            SECTION 5.08.  Negative Pledge.  Neither the
  Guarantor nor the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding
         $6,000,000;

            (b)  any Lien existing on any asset of any
         corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor, the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Guarantor, the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

            (g) Liens arising out of (i) sales of accounts receivable or interests therein made by the Guarantor or a Subsidiary or (ii) the incurrence of Debt by the Guarantor or a Subsidiary secured by accounts receivable or interests therein; provided that at no time shall the sum of the aggregate net unrecovered purchase price paid by purchasers of accounts receivable or interests therein sold pursuant to clause
         (i) plus the aggregate outstanding principal amount of Debt secured pursuant to clause (ii) exceed $50,000,000;

            (h)  Liens incidental to the conduct of its
         business or the ownership of its assets which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $20,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

            (i)  Liens on cash and cash equivalents securing
         Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000.

            SECTION 5.09. Limitation on Subsidiary Debt. Neither the Guarantor nor the Borrower will permit any Subsidiary (other than the Borrower) to become or to be liable in respect of any Debt, other than (i) Debt of a corporation existing at the time such corporation becomes a Subsidiary and not created in contemplation of such event and (ii) other Debt of Subsidiaries (other than the Borrower) in an aggregate principal amount at any time outstanding not exceeding $35,000,000; provided that for purposes of this Section 5.09, Allowed Sales of Receivables shall not be deemed to give rise to Debt.

            SECTION 5.10.  Fixed Charge Coverage Ratio.  As of
  the last day of each fiscal quarter of the Guarantor the Fixed Charge Coverage Ratio will not be less than 4.0 to 1.

            SECTION 5.11. Consolidations, Mergers and Sales of Assets. Except as provided in Section 5.04 above, neither the Guarantor nor the Borrower will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Guarantor and its subsidiaries, taken as a whole, or the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that this clause (ii) shall not apply to Allowed Sales of Receivables.

            SECTION 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            SECTION 5.13. Transactions with Affiliates. The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms no less favorable to the Guarantor or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that this Section will not apply to the compensation of officers and directors in the ordinary course of business.



                          ARTICLE VI

                           DEFAULTS

            SECTION 6.01.  Events of Default.  If one or more
  of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three Domestic Business Days following the due date thereof any interest on any Loan or any fees or any other amount payable hereunder;

            (b) the Guarantor or the Borrower shall fail to observe or perform any covenant contained in Sections
         5.07 to 5.13, inclusive;

            (c) the Guarantor or the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
         (a) or (b) above) for 15 Domestic Business Days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

            (d) any representation, warranty, certification or statement made by the Guarantor or the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

            (e) the Guarantor, the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligation when due or, if later, within any applicable grace period;

            (f) (i) any event or condition shall occur which results in the acceleration of the maturity, or requires the early redemption or prepayment, of any Material Financial Obligation or any event or condition shall occur which enables (or, which the giving of notice or lapse of time or both, would enable) the holder of any Material Financial Obligation or any Person acting on such holder's behalf to accelerate the maturity, or require the early redemption or prepayment, of such Material Financial Obligation or
         (ii) any event or condition constituting a default or event of default under the agreement, instrument or other document relating thereto shall occur which results in the termination of any Material Commitment or any such event or condition shall occur and be continuing which enables (or with the giving of notice or lapse of time or both, would enable) the provider of any Material Commitment or any Person acting on such provider's behalf to require the early termination of such Material Commitment (it is understood that a mandatory prepayment of industrial revenue bonds by reason of the fact that the Borrower did not expend the full amount of proceeds thereof for permitted purposes does not give rise to an Event of Default under this clause (f));

            (g) the Guarantor, the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (h) an involuntary case or other proceeding shall be commenced against the Guarantor, the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Guarantor, the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

            (j) a judgment or order against the Guarantor, the Borrower or any Subsidiary for the payment of money in excess of $5,000,000 shall be rendered and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (k) the Blount Family shall at any time cease to be the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of capital stock of the Guarantor having the right to elect at least a majority of the directors of the Guarantor; or the Guarantor shall cease to own, directly or indirectly, all capital stock of the Borrower having ordinary voting power for the election of directors of the Borrower;

  then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantor and the Borrower; provided that in the case of any of the Events of Default specified in clause
  (g) or (h) above with respect to the Guarantor or the Borrower, without any notice to the Guarantor or the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantor and the Borrower.

            SECTION 6.02.  Notice of Default.  The Agent shall
  give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                         ARTICLE VII

                          THE AGENT

            SECTION 7.01.  Appointment and Authorization.
  Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.02.  Agent and Affiliates.  Morgan
  Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Guarantor, the Borrower or any Subsidiary or affiliate of the Guarantor or the Borrower as if it were not the Agent hereunder.

            SECTION 7.03.  Action by Agent.  The obligations
  of the Agent hereunder are only those expressly set forth
  herein.   Without limiting the generality of the foregoing,
  the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
  Article VI.

            SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
  (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Guarantor or Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

            SECTION 7.07.  Credit Decision.  Each Bank
  acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks, the Guarantor and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with (and subject to) the Borrower's approval. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000.
  Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.09.  Agent's Fee.  The Borrower shall
  pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

                         ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES

            SECTION 8.01.  Basis for Determining Interest Rate
  Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan or Euro-Dollar Loan:


            (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

            (b) Banks holding 50% or more of the aggregate amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

            SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar
  Loans, shall be suspended.   Before giving any notice to the
  Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

            SECTION 8.03.  Increased Cost and Reduced Return.
  (a) If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under
  Section 2.13), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            SECTION 8.04.  Taxes.  (a)  For purposes of this
  Section 8.04, the following terms have the following meanings:

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

            "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

            (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
  (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

            (d)  Each Bank organized under the laws of a
  jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

            (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

            (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
  Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

            SECTION 8.05.  Base Rate Loans Substituted for
  Affected Fixed Rate Loans.   If (i) the obligation of any
  Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

            SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitments of such Bank.


                          ARTICLE IX

                           GUARANTY

            SECTION 9.01. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

            SECTION 9.02.  Guaranty Unconditional.  The
  obligations of the Guarantor hereunder shall be
  unconditional and absolute and, without limiting the
  generality of the foregoing, shall not be released,
  discharged or otherwise affected by:

            (i)  any extension, renewal, settlement,
         compromise, waiver or release in respect of any obligation of the Borrower under this Agreement or any Note, by operation of law or otherwise;

           (ii)  any modification or amendment of or
         supplement to this Agreement or any Note;

          (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement or any Note;

           (iv)  any change in the corporate existence,
         structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement or any Note;

            (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

           (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

           (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

            SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

            SECTION 9.04.  Waiver by the Guarantor.  The
  Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

            SECTION 9.05.  Subrogation.  Upon making any
  payment with respect to the Borrower hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement have been paid in full.

            SECTION 9.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by the Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                          ARTICLE X

                        MISCELLANEOUS


            SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Guarantor, the Borrower or the Agent, at its address or telex number or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
  Article II or Article VIII shall not be effective until received.

            SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 10.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for (i) such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction or (ii) cost and expenses associated with any suit between the Borrower and such Indemnitee to the extent the Borrower prevails on the merits therein.

            SECTION 10.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right, if any, of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 10.05.  Amendments and Waivers.  Any
  provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor, the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
  (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

            SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as contemplated by Section 5.04, the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of
  its Loans.   In the event of any such grant by a Bank of a
  participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of
  Section 10.05 without the consent of the Participant.   The
  Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating
  interest.   An assignment or other transfer which is not
  permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to a Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if
  required, a new Note is issued to the Assignee.   In
  connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.
            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 10.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 10.08.  Governing Law; Submission to
  Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the Guarantor, the Borrower and the Banks hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Guarantor, the Borrower and the Banks irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 10.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same
  instrument.   This Agreement constitutes the entire
  agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           BLOUNT, INC.



                           By /s/ Harold E. Layman
                              Title: Exec. Vice President & CFO

                           4520 Executive Park Drive
                           P.O. Box 949
                           Montgomery, Alabama  36102
                           Attention:  Treasurer
                           Telex number:  8107283252
                           Facsimile number: 334-244-4313


                           BLOUNT INTERNATIONAL, INC.



                           By /s/ Harold E. Layman
                              Title: Exec. Vice President

                           4520 Executive Park Drive
                           P.O. Box 949
                           Montgomery, Alabama  36102
                           Attention:  Treasurer
                           Telex number:  8107283252
                           Facsimile number: 334-244-4313

  Commitments

  $32,500,000              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK



                           By /s/ John M. Mikolay
                              Title: Vice President








  $32,500,000              ABN AMRO BANK N.V., ATLANTA AGENCY



                           By /s/ Steven L. Hipsman
                              Title: Vice President


                           By /s/ Larry K. Kelley
                              Title: Group Vice President



  $32,500,000              BANK OF AMERICA ILLINOIS



                           By /s/ Timothy J. Pepowski
                              Title: Senior Vice President



  $32,500,000              NATIONSBANK, N.A. (SOUTH)



                           By /s/ Derrick C. Bell
                              Title: Vice President



  $20,000,000              SOUTHTRUST BANK OF ALABAMA, N.A.



                           By /s/ Allan Causey
                                 Title: Vice President



  _________________

  Total Commitments

  $150,000,000
  ===========

                               MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Agent



                               By /s/ John M. Mikolay
                                  Title: Vice President
                               60 Wall Street
                               New York, New York  10260-0060
                                 Telex number: 177615
                                                        PRICING SCHEDULE A


            The "Euro-Dollar Margin," "CD Margin," and "Facility Fee Rate" for (i) any day during the Quarter in which the Effective Date falls are the respective percentages set forth below in the applicable row under the column corresponding to Level II Status and (ii) any day during any Quarter thereafter are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


  Status         Level   Level   Level   Level   Level   Level
                   I      II      III     IV       V      VI

Facility        .1250%  .1500%  .1500%  .2000%  .2750%   .3750%
Fee Rate

Eurodollar
Margin          .1750%  .2000%  .3000%  .4000%  .6000%   .8750%

CD Margin       .3000%  .3250%  .4250%  .5250%  .7250%  1.0000%



            For purposes of this Schedule, the following terms have the following meanings:

            "Level I Status" exists at any date if the Applicable Cash Flow Ratio is greater than 1.00.

            "Level II Status" exists at any date if (i) the Applicable Cash Flow Ratio is greater than 0.50 and (ii) Level
  I Status does not exist.

            "Level III Status" exists at any date if (i) the Applicable Cash Flow Ratio is greater than 0.40 and (ii) neither Level I Status nor Level II Status exists.

            "Level IV Status" exists at any date if (i) the Applicable Cash Flow Ratio is greater than 0.30 and (ii) neither Level I Status, Level II Status nor Level III Status exists.

            "Level V Status" exists at any date if (i) the Applicable Cash Flow Ratio is greater than 0.25 and (ii) neither Level I Status, Level II Status, Level III Status nor
  Level IV Status exists.

            "Level VI Status" exists at any date if the Applicable Cash Flow Ratio is less than or equal to 0.25.

            "Applicable Cash Flow Ratio" means, with respect to each day during any Fee Quarter, the ratio of Consolidated
  Operating Cash Flow for the period of four consecutive
  Calendar Quarters most recently ended prior to such Fee
  Quarter to Consolidated Debt as at the last day of such period of four consecutive Calendar Quarters.

            "Calendar Quarter" means each period of three consecutive calendar months consisting of (i) January, February and March; (ii) April, May and June; (iii) July,
  August and September and (iv) October, November and December.

            "Fee Quarter" means each period from and including a Quarterly Payment Date to but not including the next succeeding Quarterly Payment Date; provided that the first such period shall commence on the Effective Date.

            "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV
  Status, Level V Status or Level VI Status exists at any date.

  The Applicable Cash Flow Ratio for each Fee Quarter shall be determined initially on the basis of an estimate which shall be furnished by the Guarantor to the Agent not later than the earlier of (i) the 60th day of such Fee Quarter and (ii) the tenth day prior to the first day (if any) during such Fee Quarter on which interest is payable in respect of Euro-Dollar Loans or CD Loans. If when finally determined the actual Applicable Cash Flow Ratio differs from the estimate, appropriate adjustments shall be made as determined by the
    Agent.
                       PRICING SCHEDULE B


            The "Euro-Dollar Margin," "CD Margin," and "Facility
  Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


  Status          Level   Level   Level   Level   Level   Level
                    I       II     III      IV      V      VI
  Facility
  Fee Rate       .1000%  .1250%  .1500%  .2250%  .3000%  .3750%

  Euro-Dollar
  Margin         .2000%  .2250%  .3000%  .4625%  .5750%  .8750%

  CD Margin      .3250%  .3500%  .4250%  .5875%  .7000% 1.0000%


            For purposes of this Schedule, the following terms have the following meanings:

            "Level I Status" exists at any date if, at such date, the senior unsecured long-term debt of the Guarantor or the Borrower is rated BBB+/Baa1 or higher.

            "Level II Status" exists at any date if, at such date, the senior unsecured long-term debt of the Guarantor or the Borrower is rated BBB/Baa2.

            "Level III Status" exists at any date if, at such date, the senior unsecured long-term debt of the Guarantor or the Borrower is rated BBB-/Baa3.

            "Level IV Status" exists at any date if, at such date, the senior unsecured long-term debt of the Guarantor or the Borrower is rated BB+/Ba1.

            "Level V Status" exists at any date if, at such date, the senior unsecured long-term debt of the Guarantor or the Borrower is rated BB/Ba2.

            "Level VI Status" exists at any date if, at such date, (i) the senior unsecured long-term debt of the Guarantor or the Borrower is rated below BB by S&P or below Ba2 by Moody's or (ii) neither S&P nor Moody's has an effective rating of the senior unsecured long-term debt of the Guarantor or the Borrower.

            "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV,
  Status, Level V Status or Level VI Status exists at any date.

  The credit ratings to be utilized for purposes of this Schedule are those assigned by S&P or Moody's to the senior unsecured long-term debt of the Guarantor and the Borrower without third-party credit enhancement, specifically the Corporate Credit Rating for S&P and the Implied Senior Rating for Moody's, and any rating assigned to any other debt of the Guarantor or the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P and Moody's, the rating to be used to determine Status is the higher of the two, provided that (i) in the event the split is more than one full category, the average (or the higher of two median ratings) shall be used (e.g., BBB+/Baa3 results in Level II Status, as does BBB+/Ba1) and (ii) the lower rating applies for purposes of determining Level VI Status.

                                               EXHIBIT A


                              NOTE



                                         New York, New York
                                         April 1, 1997



            For value received, Blount, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any enforcement or transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of April 1, 1997 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                BLOUNT, INC.



                                By________________________
                                Title:

                  LOANS AND PAYMENTS OF PRINCIPAL


__________________________________________________________________

                               Amount of
       Amount of  Type of      Principal         Notation
   Date       Loan      Loan         Repaid           Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                               EXHIBIT B


                          OPINION OF
          COUNSEL FOR THE BORROWER AND THE GUARANTOR


                                [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260-0060

  Dear Sirs:


            I am the Senior Vice President and General Counsel of Blount, Inc. (the "Borrower") and I have acted as counsel for the Borrower and Blount International, Inc. (the "Guarantor") in connection with the Credit Agreement (the "Credit Agreement") dated as of April 1, 1997 among the Borrower, the Guarantor, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my clients pursuant to Section 3.01(c) of the Credit Agreement.

            I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary for purposes of this opinion.

            With respect to my opinion in paragraph (5) below, I have assumed that any action, suit or proceeding which could result in an adverse financial impact to the Guarantor, the Borrower or any Subsidiary of less than One Million Dollars would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Subsidiary or the Borrower and its Subsidiaries.

            My opinion in paragraph (6) below with respect to the Material Subsidiaries of the Guarantor or the Borrower that are incorporated in states of the United States of America is based solely on certificates of public officials pertaining thereto, and such opinion with respect to the Subsidiaries that are incorporated in Belgium, Brazil and Canada is based solely on the verbal opinions of local counsel.

            Upon the basis of the foregoing, I am of the opinion that:

            1. Each of the Guarantor and the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers required to carry on its business as now conducted.

            2. The execution, delivery and performance by each of the Guarantor and the Borrower of the Credit Agreement and by the Borrower of the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws, or of any agreement, judgment, injunction, order, decree or other instrument known to me to which the Guarantor or the Borrower is a party or otherwise bound or result in the creation or imposition of any direct Lien on any asset of the Guarantor or the Borrower or any Material Subsidiary under any of the foregoing.

            3. The Credit Agreement constitutes a valid and binding agreement of each of the Guarantor and the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their terms, except as such obligations may be (a) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally or
  (b) subject to general principles of equity (whether considered in a proceeding in equity or at law).

            4. Neither the Agent nor any of the Banks is required to be qualified to do business or file any designation for service of process or file any reports in the State of Alabama, or comply with any statutory or regulatory rule or requirement applicable only to financial institutions chartered or qualified to do business in the State of Alabama, solely by reason of its execution and delivery of the Credit Agreement or by reason of its participation in any of the transactions under or contemplated by the Credit Agreement, including, without limitation, the making of any loan contemplated thereby and the making and receipt of payments to be made by the Guarantor or Borrower pursuant to the Credit Agreement, and the validity and enforceability of the Credit Agreement will not be affected by the failure to so qualify or file.

            5. Except as disclosed in the footnotes to the financial statements delivered to each of the Banks as described in Section 4.04 of the Credit Agreement, there is not to my knowledge after due inquiry, any action, suit or proceeding pending against or affecting the Guarantor, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official, or to the best of my knowledge threatened, in which there is a reasonable likelihood of an adverse decision that could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Subsidiaries considered as a whole or the Borrower and its Subsidiaries, considered as a whole, or which challenges the validity of the Credit Agreement or the Notes.

            6. Each of the Material Subsidiaries that is incorporated in states of the United States of America and each of the Borrower's Subsidiaries incorporated in Belgium, Brazil or Canada, is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

            7. With respect to the choice of law provisions of the Notes and of Section 10.08 of the Credit Agreement, an Alabama court should conclude that the laws of the State of New York would govern the rights and duties of the parties thereto.

            This opinion is limited in all respects to the laws of the State of Alabama, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and no opinion is hereby expressed with respect to any matters which may arise under laws of any other jurisdiction or any effect which such laws might have on the opinions herein set forth. This opinion is furnished by me for your sole benefit and no other person or entity shall be entitled to rely on this opinion without my express
  prior written consent in each instance.   This opinion is
  limited to the matters expressly stated herein as of the date hereof, and no other opinions are implied or may be inferred.

                      Very truly yours,


                                                 EXHIBIT C




                          OPINION OF
            DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                        FOR THE AGENT




                                    [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260-0060

  Dear Sirs:

            We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of April 1, 1997 among Blount, Inc., a Delaware corporation (the "Borrower"), Blount International, Inc., a Delaware corporation (the "Guarantor") the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The execution, delivery and performance by each of the Guarantor and the Borrower of the Credit
  Agreement and the Notes are within the its corporate powers and have been duly authorized by all necessary corporate action.

            2. The Credit Agreement constitutes a valid and binding agreement of each of the Guarantor and the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                               Very truly yours,

                                                 EXHIBIT D



             ASSIGNMENT AND ASSUMPTION AGREEMENT





            AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"),
  BLOUNT, INC. (the "Borrower") and MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK, as Agent (the "Agent").

                      W I T N E S E T H


            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of April 1, 1997 among the Borrower, Blount International, Inc., the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

            WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1.  Definitions. All capitalized terms not
  otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2.  Assignment.  The Assignor hereby
  assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in
  Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the
  account of the Assignee.   Each of the Assignor and the
  Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 10.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

            SECTION 5.  Non-Reliance on Assignor.  The
  Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Guarantor and the Borrower in respect of
  the Credit Agreement or any Note.   The Assignee
  acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Guarantor and the Borrower.

            SECTION 6.  Governing Law.  This Agreement shall
  be governed by and construed in accordance with the laws of the State of New York.

            SECTION 7.  Counterparts.  This Agreement may be
  signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                [ASSIGNOR]


                                By_________________________
                                  Title:



                                [ASSIGNEE]


                                By__________________________
                                  Title:



                                BLOUNT, INC.



                                By_________________________
                                  Title:



                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Agent


                                By__________________________
                                  Title: